Exhibit 99.1

PDS Biotech Announces Abstracts Involving Research of PDS0101 Accepted for Presentation at SITC 2022

Abstracts highlight data from Phase 2 clinical trials - PDS0101-CRT combination study in cervical cancer and PDS0101-based triple combination study in HPV16-expressing cancers

FLORHAM PARK, N.J., October 5, 2022 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of targeted immunotherapies for cancer and infectious disease, today announced that two abstracts reporting the results of clinical development studies of PDS0101 have been accepted for presentation at the 37th Annual Meeting for the Society for Immunotherapy of Cancer (SITC 2022) being held November 8-12, 2022, in Boston.

PDS0101 is PDS Biotech’s lead candidate being developed as a treatment for HPV-expressing cancers. The abstracts accepted for presentation at SITC 2022 highlight research from the ongoing IMMUNOCERV Phase 2 clinical trial investigating PDS0101 in combination with standard of care chemoradiotherapy (CRT) for the treatment of locally advanced cervical cancers and the phase 2 clinical trial involving the PDS0101-based triple combination therapy in advanced HPV16-expressing cancers.  The IMMUNOCERV clinical trial is being led by researchers at The University of Texas MD Anderson Cancer Center.  The PDS0101 triple combination clinical trial is being led by the Center for Cancer Research at the National Cancer Institute (NCI).

“We are pleased that abstracts highlighting the therapeutic potential of PDS0101 in locally advanced cervical cancer and advanced refractory HPV16-expressing cancers were accepted for presentation at SITC 2022,” said Dr. Frank Bedu-Addo, Chief Executive Officer of PDS Biotech. “Having this research accepted for presentation at SITC, one of the preeminent oncology conferences, showcases the quality of clinical research being performed with PDS0101 and the potential of our Versamune® technology in the development of immunotherapies to address various cancer indications that remain underserved by current treatment options.”

Abstract Number: 674
Abstract Title:  IMMUNOCERV, an ongoing Phase II trial combining PDS0101, an HPV-specific T cell immunotherapy, with chemotherapy and radiation for treatment of locally advanced cervical cancers
Presenting Author: Dr. Ann Klopp, The University of Texas MD Anderson Cancer Center
Session Date: Friday, Nov. 11

Abstract Number: 695
Abstract Title:  Immune correlates associated with clinical benefit in patients with checkpoint refractory HPV-associated malignancies treated with triple combination immunotherapy
Presenting Author: Dr. Meg Goswami, National Cancer Institute
Session Date: Thursday, Nov. 10

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our proprietary Versamune® and Infectimune™ T cell-activating technology platforms. We believe our targeted Versamune® based candidates have the potential to overcome the limitations of current immunotherapy by inducing large quantities of high-quality, potent polyfunctional tumor specific CD4+ helper and CD8+ killer T cells. To date, our lead Versamune® clinical candidate, PDS0101, has demonstrated the potential to reduce tumors and stabilize disease in combination with approved and investigational therapeutics in patients with a broad range of HPV-expressing cancers in multiple Phase 2 clinical trials. Our Infectimune™ based vaccines have also demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses, including long-lasting memory T cell responses in pre-clinical studies to date. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

About PDS0101

PDS Biotech’s lead candidate, PDS0101, combines the utility of the Versamune® platform with targeted antigens in HPV-expressing cancers. In partnership with Merck & Co., PDS Biotech is evaluating a combination of PDS0101 and KEYTRUDA® in a Phase 2 study in first-line treatment of recurrent or metastatic head and neck cancer, and also in second line treatment of recurrent or metastatic head and neck cancer in patients who have failed prior checkpoint inhibitor therapy. A National Cancer Institute-supported Phase 2 clinical study of PDS0101 in a triple combination therapy is also being conducted in checkpoint inhibitor refractory patients with multiple advanced HPV-associated cancers. A third Phase 2 clinical trial in first line treatment of locally advanced cervical cancer is being led by The University of Texas MD Anderson Cancer Center.  A final Phase 2 clinical trial of PDS0101 monotherapy in first line treatment of newly diagnosed patients HPV16+ head and neck cancer patients is being conducted at the Mayo Clinic.

KEYTRUDA® is a registered trademark of Merck Sharp and Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology.

Investor Contacts:
Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital

Media Contact:

Bill Borden/Dave Schemelia
Tiberend Strategic Advisors, Inc.
Phone: +1 (732) 910-1620/+1 (609) 468-9325
Email: bborden@tiberend.com /dschemelia@tiberend.com